Exhibit 99

1. Title of Security (Instr. 3)	2. Transaction Date (Month/Day/Year)	2A. Deemed Execution Date, if any (Month/Day/Year)	3. Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed Of (D) (Instr. 3, 4 and 5)(3)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4) (3)	6. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Ownership (Instr. 4)
			Code	V	Amount	(A) or (D)	Price
COMMON STOCK, PAR VALUE $0.0001	1/1/2018		A		59,183(1)	A	$0.00	329,454	D
COMMON STOCK, PAR VALUE $0.0001	3/12/2018		A		13,225(2)	A	$0.00	342,679	D
COMMON STOCK, PAR VALUE $0.0001	9/26/2018		A		4,604(2)	A	$0.00	347,283	D
COMMON STOCK, PAR VALUE $0.0001	1/1/2019		A		96,043(1)	A	$0.00	443,326	D
COMMON STOCK, PAR VALUE $0.0001	2/14/2019		A		225(2)	A	$0.00	443,551	D
COMMON STOCK, PAR VALUE $0.0001	6/28/2019		A		2,494(2)	A	$0.00	446,045	D
COMMON STOCK, PAR VALUE $0.0001	9/24/2019		A		2,834(2)	A	$0.00	448,879	D
COMMON STOCK, PAR VALUE $0.0001	9/30/2019		A		22(2)	A	$0.00	448,901	D
COMMON STOCK, PAR VALUE $0.0001	11/27/2019		A		38,500(2)	A	$0.00	487,401	D
COMMON STOCK, PAR VALUE $0.0001	11/27/2019		A		106(2)	A	$0.00	487,507	D
COMMON STOCK, PAR VALUE $0.0001	2/6/2020		J		2,500(4)	D	$0.00	485,007	D
COMMON STOCK, PAR VALUE $0.0001	6/4/2020		A		145,931(1)	A	$0.00	630,938	D
COMMON STOCK, PAR VALUE $0.0001	6/30/2020		A		3,257(2)	A	$0.00	634,195	D
COMMON STOCK, PAR VALUE $0.0001	9/22/2020		A		5,777(2)	A	$0.00	639,972	D
COMMON STOCK, PAR VALUE $0.0001	9/22/2020		A		18,304(2)	A	$0.00	658,276	D
COMMON STOCK, PAR VALUE $0.0001	12/30/2020		A		3,724(2)	A	$0.00	662,000	D
COMMON STOCK, PAR VALUE $0.0001	1/1/2021		A		174,245(1)	A	$0.00	836,245	D

1. Title of Security (Instr. 3)	2. Transaction Date (Month/Day/Year)	2A. Deemed Execution Date, if any (Month/Day/Year)	3. Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed Of (D) (Instr. 3, 4 and 5)(3)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4) (3)	6. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Ownership (Instr. 4)
			Code	V	Amount	(A) or (D)	Price
COMMON STOCK, PAR VALUE $0.0001	3/29/2021		A		17,563(1)	A	$0.00	853,808	D
COMMON STOCK, PAR VALUE $0.0001	6/29/2021		A		8,436(2)	A	$0.00	862,244	D
COMMON STOCK, PAR VALUE $0.0001	9/29/2021		A		1,153(2)	A	$0.00	863,397	D
COMMON STOCK, PAR VALUE $0.0001	11/30/2021		A		2,597(2)	A	$0.00	865,994	D
COMMON STOCK, PAR VALUE $0.0001	1/1/2022		A		212,142(1)	A	$0.00	1,078,136	D
COMMON STOCK, PAR VALUE $0.0001	3/31/2022		A		9,355(2)	A	$0.00	1,087,491	D
COMMON STOCK, PAR VALUE $0.0001	4/5/2022		A		220(2)	A	$0.00	1,087,711	D
COMMON STOCK, PAR VALUE $0.0001	6/29/2022		A		1,189(2)	A	$0.00	1,088,990	D
COMMON STOCK, PAR VALUE $0.0001	9/27/2022		A		2,129(2)	A	$0.00	1,091,029	D
COMMON STOCK, PAR VALUE $0.0001	12/6/2022		A		424(2)	A	$0.00	1,091,453	D
COMMON STOCK, PAR VALUE $0.0001	12/16/2022		A		43,353(2)	A	$0.00	1,134,806	D

Explanation of Responses:
1. The Reporting Person is entitled to an annual equity fee grant from the Issuer of a number of shares of the Issuer's Common Stock equal to 2.5% of the Issuer's fully diluted outstanding capitalization on December 31. These shares were granted by the Issuer to the Reporting Person for the annual equity fee grant.

2. The Issuer is required to grant to the Reporting Person an equity fee in shares of the Issuer's Common Stock equal to 2.5% of the gross amount of any debt or equity financing consummated by the Issuer. These shares were granted by the Issuer to the Reporting Person following the closing of a financing.

3. Effective December 6, 2022, the Issuer effected a one-for-ten reverse stock split of its common stock (the “Reverse Stock Split”). The amount of common stock reflected in this Exhibit 99 has been adjusted to reflect the Reverse Stock Split.

4. Transfer to employees as service grants in consideration of services provided to the Reporting Person and to Issuer.